Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”);

WHEREAS, Sierra Capital Investments, LP, a Delaware limited partnership (“Sierra”), Horton Capital Partners Fund, LP, a Delaware limited partnership (“HCPF”),  AVI Capital Partners, LP, a Delaware limited partnership (“AVI”), Horton Capital Partners LLC, a Delaware limited liability company (“HCP”), Horton Capital Management, LLC, a Delaware limited liability company (“HCM”), Maplewood Advisors GP, LLC, a Delaware limited liability company (“MAGP”), Maplewood Advisors IM, LLC, a Delaware limited liability company (“MAIM”), Maplewood Global Partners, LLC, a Delaware limited liability company (“MGP”), Maplewood Partners, LLC, a Delaware limited liability company (“MP”), Darren C. Wallis (“Mr. Wallis”) and Joseph M. Manko, Jr. (“Mr. Manko”) (collectively, the “Sierra Group”), and Russell D. Glass, Ira M. Lubert, and Paul McNulty wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2018 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 23rd day of February 2018 by the parties hereto:

1.In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.So long as this agreement is in effect, each of Messrs. Glass, Lubert, and McNulty agrees to provide the Sierra Group advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that the Sierra Group has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by Messrs. Glass, Lubert, and McNulty. Each of Messrs. Glass, Lubert, and McNulty agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of the Sierra Group.

So long as this agreement is in effect, each of Messrs. Glass, Lubert, and McNulty shall provide written notice to the Sierra Group of (i) any of his or her purchases or sales of securities of the Company; or (ii) any securities of the Company over which he or she acquires or disposes of beneficial ownership, provided, that each of Messrs. Glass, Lubert, and McNulty obtains the prior written consent of the Sierra Group as set forth above. Such notice shall be provided within 24 hours of each transaction.

3.Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Sierra Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.The Sierra Group shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses on a pro rata basis based on the number of Shares beneficially owned by the members of the Sierra Group.

5.Each of the undersigned agrees that any SEC filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by the Sierra Group, or its representatives, which approval shall not be unreasonably withheld.

6.The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9.Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Andrew Freedman, Esq. or Meagan Reda, Esq. at Olshan, Fax No. (212) 451-2222.

10.Each party acknowledges that Olshan shall act as counsel for both the Group and the Sierra Group and its affiliates relating to their investment in the Company.

11.Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HORTON CAPITAL MANAGEMENT, LLC

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member

/s/ Joseph M. Manko, Jr.
JOSEPH M. MANKO, JR.

MAPLEWOOD PARTNERS, LLC

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member

MAPLEWOOD ADVISORS IM, LLC

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member

/s/ Darren C. Wallis
DARREN C. WALLIS

HORTON CAPITAL PARTNERS, LLC

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member

SIERRA CAPITAL INVESTMENTS, LP

By:	Horton Capital Partners, LLC and Maplewood Global Partners, LLC, its General Partners

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member, Horton Capital Partners, LLC

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member, Maplewood Global Partners, LLC

MAPLEWOOD GLOBAL PARTNERS, LLC

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member

HORTON CAPITAL PARTNERS FUND, LP

By:	Horton Capital Partners, LLC, its General Partners

By:	/s/ Joseph M. Manko, Jr.
Name:	Joseph M. Manko, Jr.
Title:	Managing Member

AVI CAPITAL PARTNERS, LP

By:	Maplewood Advisors GP, LLC, its General Partners

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member

MAPLEWOOD ADVISORS GP, LLC

By:	/s/ Darren C. Wallis
Name:	Darren C. Wallis
Title:	Managing Member

/s/ Russell D. Glass
RUSSELL D. GLASS

/s/ Ira M. Lubert
IRA M. LUBERT

/s/ Paul McNulty
PAUL MCNULTY